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                                                               Exhibit 99.h.(xi)

                  SECOND AMENDMENT TO FUND ACCOUNTING AGREEMENT

                              Effective 10/31/2003

This Second Amendment (the "Amendment") to the Fund Accounting Agreement dated January 3, 2000 (the "Agreement") is made by and between HARTFORD SERIES FUND, INC. (the "Company") and HARTFORD LIFE INSURANCE COMPANY (the "Fund Accountant").

WHEREAS, the funds listed below (the "Former Free-Standing HLS Funds") were parties to the Agreement:

      -  Hartford Advisers HLS Fund, Inc.
      -  Hartford Bond HLS Fund, Inc.
      -  Hartford Capital Appreciation HLS Fund, Inc.
      -  Hartford Dividend and Growth HLS Fund, Inc.
      -  Hartford Index HLS Fund, Inc.
      -  Hartford International Advisers HLS Fund, Inc.
      -  Hartford International Opportunities HLS Fund, Inc.
      -  Hartford MidCap HLS Fund, Inc.
      -  Hartford Money Market HLS Fund, Inc.
      -  Hartford Mortgage Securities HLS Fund, Inc.
      -  Hartford Small Company HLS Fund, Inc.
      -  Hartford Stock HLS Fund, Inc.

WHEREAS, effective on or about May 1, 2001, Hartford International Advisers HLS Fund, Inc. was renamed Hartford Global Advisers HLS Fund, Inc.; and

WHEREAS, at a meeting on July 16, 2002, shareholders voted to reorganize the Former Free-Standing HLS Funds from free-standing legal entities into series of the Company; and

WHEREAS, as series of the Company, the Former Free-Standing HLS Funds no longer use "Inc." in their names; and

WHEREAS, the First Amendment to the Agreement dated July 23, 2001 improperly listed Hartford Global Financial Services HLS Fund, a series of the Company, as Hartford Financial Services HLS Fund; and

WHEREAS, effective November 1, 2003, Hartford Growth and Income HLS Fund was renamed Hartford Disciplined Equity HLS Fund.

NOW THEREFORE, the parties agree that Schedule A of the Agreement is hereby amended as follows:

     1.   To reflect the current names of the funds party to the Agreement;

     2.   To add HARTFORD EQUITY INCOME HLS FUND, a new series of the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, effective as of the date first written above.


                                           HARTFORD SERIES FUND, INC.


                                           /s/David Znamierowski
                                           ---------------------
                                           David M. Znamierowski
                                           President


                                           HARTFORD LIFE INSURANCE COMPANY


                                           /s/David Znamierowski
                                           ---------------------
                                           David M. Znamierowski
                                           Senior Vice President

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                                   SCHEDULE A

                        To the Fund Accounting Agreement

                           HARTFORD SERIES FUND, INC.

                      Hartford Advisers HLS Fund
                      Hartford Bond HLS Fund
                      Hartford Capital Appreciation HLS Fund
                      Hartford Disciplined Equity HLS Fund
                      Hartford Dividend and Growth HLS Fund
                      Hartford Equity Income HLS Fund
                      Hartford Focus HLS Fund
                      Hartford Global Advisers HLS Fund
                      Hartford Global Communications HLS Fund
                      Hartford Global Financial Services HLS Fund
                      Hartford Global Health HLS Fund
                      Hartford Global Leaders HLS Fund
                      Hartford Global Technology HLS Fund
                      Hartford Growth HLS Fund
                      Hartford High Yield HLS Fund
                      Hartford Index HLS Fund
                      Hartford International Capital Appreciation HLS Fund Hartford International Opportunities HLS Fund Hartford International Small Company HLS Fund Hartford MidCap HLS Fund
                      Hartford MidCap Value HLS Fund
                      Hartford Money Market HLS Fund
                      Hartford Mortgage Securities HLS Fund
                      Hartford Small Company HLS Fund
                      Hartford Stock HLS Fund
                      Hartford Value HLS Fund